SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                             (Amendment No.  )

Filed by the Registrant       /X/
Filed by a Party other than the Registrant       /  /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential; for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMCON Distributing Company
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)

             ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     /1/  Title of each class of securities to which transaction applies:
     /2/  Aggregate number of securities to which transaction applies:
     /3/ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     /4/  Proposed maximum aggregate value of transaction:
     /5/  Total fee paid:
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     /1/  Amount Previously Paid:

     /2/  Form, Schedule or Registration Statement No.:

     /3/  Filing Party:

     /4/  Date Filed:










                      AMCON DISTRIBUTING COMPANY
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MARCH 13, 2003

The Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") will be held at LaSalle Bank, 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603 on Thursday, March 13, 2003, at 10:00 a.m., Central Standard Time, for the following purposes:

   (1)  To elect two directors for terms ending in 2006.

   (2) To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending September 26, 2003.

   (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors and the ratification of the appointment of the independent auditors of the Company.

Only stockholders holding shares of Common Stock of record at the close of business on January 20, 2003 will be entitled to notice of, and to vote at, the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                  By Order of the Board of Directors


                                  /s/ Michael D. James
                                  -----------------------------------
                                  Michael D. James, Secretary

Omaha, Nebraska
January 24, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.












                      AMCON Distributing Company
                         7405 Irvington Road
                        Omaha, Nebraska  68122

                      ---------------------------

                            PROXY STATEMENT

                                 for

                     ANNUAL MEETING OF STOCKHOLDERS

                                  of

                            COMMON STOCK

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of AMCON Distributing Company (the "Company") to be held on March 13, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 7405 Irvington Road, Omaha, Nebraska 68122. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about February 10, 2003.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing a later-dated proxy with him. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company's Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. In addition, the directors believe outstanding shares held by executive officers and directors of the Company will be voted "FOR" each such proposal. Such shares represent approximately 37.9% of the total shares outstanding as of January 20, 2003. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast, or there are broker nonvotes.
















VOTING SECURITIES AND BENEFICIAL OWNERSHIP
THEREOF BY PRINCIPAL STOCKHOLDERS,
DIRECTORS AND OFFICERS

Only holders of Common Stock of record at the close of business on January 20, 2003 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, there were 3,168,961 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each director and each nominee for director, by each of the executive officers named in the Summary Compensation Table, by all present executive officers and directors of the Company as a group and by each other person believed by the Company to beneficially own more than 5% of the Company's Common Stock as of January 20, 2003.

                                                          Number of
                                                            Shares          Percent
                                                         Beneficially         of
          Name                                              Owned            Class
------------------------                                 ------------       -------

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
William F. Wright, Director, Chairman of the Board        571,758 /1/        18.00

Kathleen M. Evans, Director, President                    185,036 /2/         5.78

Michael D. James, Chief Financial Officer,
 Secretary and Treasurer                                   16,760 /3/            *

Eric J. Hinkefent, President of Health Food
 Associates, Inc. and Chamberlin Natural Foods, Inc.        3,300 /4/            *

J. Tony Howard, Director                                  177,446 /5/         5.65

Allen D. Petersen, Director                               259,238 /6/         8.28

Timothy R. Pestotnik, Director                            240,298 /7/         7.70

William R. Hoppner, Director                              101,265 /8/         3.24

Stanley Mayer, Director                                     5,000 /9/            *

Raymond F. Bentele, Director                                5,000 /10/           *

All executive officers and directors
 as a group (10 persons)                                1,338,003            40.49





                                           2



OTHER STOCKHOLDERS
------------------
Wendy M. Wright /11/                                      328,252            10.36

Ane Patterson /12/                                        160,784             5.07
-------------------------------
* Less than 1% of class.


/1/ Includes 61,750 shares of Common Stock held by AMCON Corporation, over which Mr. Wright has voting and dispositive powers. Also includes options to purchase 6,600 shares of Common Stock at an exercise price of $9.00 per share which may be exercised currently.

/2/ Includes options to purchase 38,500 shares of Common Stock at an average exercise price of $3.41 per share which may be exercised currently.

/3/ Includes options to purchase 13,460 shares of Common Stock at an average exercise price of $4.77 per share which may be exercised currently. Mr. James also holds unvested options to acquire 6,340 shares of common stock at an average exercise price of $6.75 per share.

/4/ Consists of options to purchase 3,300 shares of Common Stock at an exercise price of $7.61 per share which may be exercised currently. Mr. Hinkefent also holds unvested options to acquire 2,200 shares of common stock at an exercise price of $7.61 per share.

/5/ Includes options to purchase 29,700 shares of Common Stock at an average exercise price of $3.68 per share which may be exercised currently.

/6/ Includes 227,098 shares of Common Stock held by the Lifeboat Foundation, over which Mr. Petersen shares voting power as a director, 11,440 shares held by the Draupnir Trust, over which Mr. Petersen has sole voting power as sole trustee. Also includes options to purchase 18,700 shares of Common Stock at an average exercise price of $4.30 per share which may be exercised currently.

/7/ Includes 227,098 shares of Common Sock held by the Lifeboat Foundation, over which Mr. Pestotnik shares voting power as a director, and options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/8/ Includes options to purchase 7,700 shares of Common Stock at an average exercise price of $6.72 per share which may be exercised currently.

/9/ Consists of options to purchase 5,000 shares of Common Stock at an exercise price of $4.48 per share which may be exercised currently.

/10/ Consists of options to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share which may be exercised currently.

/11/ 3535 Lebon Drive, San Diego, California 92122.

/12/ 3055 St. Thomas Drive, Missoula, Montana 59803.

                                       3


                            ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has nominated Kathleen M. Evans and Timothy R. Pestotnik to serve three-year terms as directors. Ms. Evans and Mr. Pestotnik have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of them might be unavailable to serve. If Ms. Evans or Mr. Pestotnik is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between Ms. Evans or Mr. Pestotnik and any other person pursuant to which they were selected as nominees. The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Ms. Evans and Mr. Pestotnik. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MS. EVANS AND MR. PESTOTNIK.

The table below sets forth certain information regarding the directors of the Company. All members of, and nominees to, the Board of Directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

                                      Principal            Director  Term To
Name                   Age            Occupation            Since    Expire
------------------     ---    -------------------------    --------  -------
                                      NOMINEES

Kathleen M. Evans       55    President of the Company       1986      2003

Timothy R. Pestotnik    42    Attorney, Partner in the law
                              firm Luce, Forward, Hamilton
                              & Scripps, LLP                 1998      2003

                            DIRECTORS CONTINUING IN OFFICE

William F. Wright       60    Chairman of the Board /1/      1986      2004

William R. Hoppner      52    Attorney, Of Counsel to the
                              law firm Rehm and Bennett
                              P.C., Consultant               1994 /2/  2004

Stanley Mayer           57    Consultant                     2002 /3/  2004

J. Tony Howard          58    President of Nebraska
                              Distributing Company           1986      2005

Allen D. Petersen       61    Chairman of Draupnir LLP,
                              Former Chairman and Chief
                              Executive Officer of American
                              Tool Companies, Inc. /4/       1993      2005

                                       4
Raymond F. Bentele      66    Retired, Former President
                              and Chief Executive Officer
                              of Mallincrodt, Inc.           2002 /5/  2005

Information regarding other executive officers of the Company is found in the Company's Form 10-K, which is available upon request.

---------------------------
/1/ Mr. Wright is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/2/ Mr. Hoppner resigned from the Board of Directors in October 1997 to pursue political office and was reappointed to the Board of Directors in December 1998.

/3/ Mr. Mayer was appointed to the Board of Directors in March 2002. He is currently a financial, growth and strategic consultant. Mr. Mayer served as Chief Financial Officer for Donruss Playoff from 2001 to 2002 and as Vice President of Southern Union Company from 1998 through 2001.

/4/ Mr. Petersen became Chairman of Draupnir LLC in June 2002. For over 10 years prior to that time, Mr. Petersen was Chairman and Chief Executive Officer of American Tool Companies, Inc. Mr. Petersen is also a director of Gold Banc Corporation, Inc., a public bank holding company.

/5/ Mr. Bentele was appointed to the Board of Directors in May 2002. He served as President and Chief Executive Officer of Mallincrodt, Inc. from 1981 until his retirement in 1992. He also serves as a director of Kellwood Company, IMC Global, Inc. and Leggett & Platt, Inc.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended September 27, 2002, the Board of Directors held 6 meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during fiscal 2002.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

AUDIT COMMITTEE. The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of the Company's internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, and reviewing fees charged by the Company's independent auditors. The Audit Committee is composed of Directors Mayer, Pestotnik and Petersen. The Audit Committee held 9 meetings during fiscal 2002.

COMPENSATION COMMITTEE. The Compensation Committee reviews and approves compensation policy, changes in salary levels, bonus payments and awards pursuant to the Company's management incentive plans for executive officers and outside directors. The Compensation Committee also administers the Company's 1994 Stock Option Plan. The Compensation Committee consists of Directors Hoppner and Howard. The Compensation Committee held no meetings during fiscal 2002, but held 3 meetings subsequent to fiscal year end.

COMPENSATION OF DIRECTORS

Prior to January 1, 2003, directors who were not employees of the Company were paid a fee of $20,000 per year plus $500 for each board meeting (including committee meetings) attended in person or by teleconference. Beginning January 1, 2003, directors who are not employees of the Company will be paid according to the following annual scale with no payment of meeting fees:

               Audit Committee - Chair              $40,000
               Audit Committee - Member             $35,000
               Outside Director Committee - Chair   $35,000
               All Other Outside Directors          $30,000

In addition, all directors are reimbursed for out-of-pocket expenses related to attending board and committee meetings. These non-employee directors generally receive awards of nonqualified stock options which entitle them to purchase shares of the Company's common stock at an exercise price equal to the fair market value of the stock on the date of grant. Option grants to non-employee directors are not issued under the Company's 1994 Stock Option Plan. Such grants are recommended on an annual basis by the Chairman and President, subject to approval by the Board of Directors. During fiscal 2002, stock options to purchase 5,000 shares of common stock were granted to each of Mr. Mayer and Mr. Bentele, respectively.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid by the Company to its Chairman and the other three highest paid executive officers of the Company ("Named Officers") for services rendered during fiscal 2002, 2001, and 2000. No other executive officers of the Company earned salary and bonus in fiscal 2002 in excess of the disclosure threshold established by federal securities laws.

                             Summary Compensation Table

                                                                         Long-Term Compensation
                                                                 ------------------------------------
                                   Annual Compensation                    Awards             Payouts
                            ----------------------------------   -------------------------   -------
  (a)                (b)      (c)         (d)         (e)           (f)           (g)          (h)          (i)
                                                      /1/                         /2/          /3/          /4/
                                                                 Restricted    Securities
Name and                                          Other Annual     Stock       Underlying      LTIP      All Other
Principal                   Salary       Bonus    Compensation    Award(s)    Options/SARs   Payouts   Compensation
Position             Year     ($)         ($)         ($)           ($)           (#)          ($)          ($)
------------         ----   -------     -------   ------------   ----------   ------------   -------   -------------

William F. Wright,   2002    393,700     40,000        -             -             -            -           9,935
Chairman             2001    378,560    113,568        -             -             -            -           9,048
                     2000    364,000       -           -             -             -            -          12,371

Kathleen M. Evans,   2002    309,340    155,000        -             -             -            -           8.463
President            2001    297,440     90,000        -             -             -            -          10,657
                     2000    286,000    286,000        -             -             -            -           9,491

Michael D. James,    2002    155,000     25,000        -             -             -            -           7,333
Secretary,           2001    145,000     25,000        -             -             -            -           6,612
Treasurer and        2000    130,000     30,000        -             -             -            -           6,538
Chief Financial
Officer

Eric J. Hinkefent,   2002    102,700     16,000        -             -             -            -           4,045
President of Health  2001    100,000       -           -             -             -            -           2,240
Food Associates,     2000    100,000       -           -             -             -            -           1,923
Inc. and Chamberlin
Natural Foods, Inc.

--------------------------
/1/ No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

/2/ The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

/3/ The amount for fiscal 2002 consists of contributions to the Company's Profit Sharing Plan of $7,333, $7,333, $7,333 and $4,045 for Mr. Wright, Ms. Evans, Mr. James and Mr. Hinkefent, respectively, and the value of life insurance of $2,602 and $1,130 for Mr. Wright and Ms. Evans respectively.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No options were granted during fiscal 2002 to the Named Officers listed in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

During fiscal 2002, Mr. Wright exercised 44,000 stock options at an exercise price of $2.88 per share. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2002 for the Named Officers. All options have been adjusted to reflect the special 10% stock dividend paid in February 2000.


(a)                      (b)            (c)                 (d)                  (e)
                                                         Number of             Value of
                                                        Securities            Unexercised
                                                        Underlying           In-the-Money
                                                        Unexercised         Options/SARs at
                       Shares                         Options/SARs at         Fiscal Year
                      Acquired                       Fiscal Year End(#)        End($) /1/
                         On            Value            Exercisable/          Exercisable/
Name                 Exercise(#)    Realized ($)       Unexercisable         Unexercisable
-----------------    -----------    ------------     ------------------     ---------------
William F. Wright      44,000          126,500           6,600/     0             0/     0
Kathleen M. Evans        -0-             -0-            38,500/     0        86,670/     0
Michael D. James         -0-             -0-            14,120/ 6,880        24,456/ 4,045
Eric J. Hinkefent        -0-             -0-             3,300/ 2,200             0/     0


---------------------
/1/ Based on the difference between the closing sale price of the Company's common stock on September 27, 2002 and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of September 27, 2002:


                                     (a)                     (b)                       (c)
                                                                               Number of securities
                             Number of securities                               remaining available
                               to be issued upon       Weighted-average        for future issuance
                            exercise of outstanding   exercise price of      under equity compensation
                               options, warrants     outstanding options,   plans (excluding securities
                                   and rights         warrants and rights     reflected in column (a)
                            -----------------------  --------------------  -----------------------------
Equity compensation plans
 approved by security
 holders /1/                        215,950                $ 5.09                    273,880

Equity compensation plans
 not approved by security
 holders /2/                         78,800                $ 4.54                         -
                            -----------------------  --------------------  -----------------------------
 Total..................            294,750                $ 5.07                    273,880
                            =======================  ====================  =============================

/1/  The Company's 1994 Stock Option Plan.

/2/ Represents stock options to purchase 73,800 shares of common stock issued to non-employee directors as described in "Compensation of Directors" and stock options to purchase 5,000 shares of common stock issued to an employee pursuant to an individual compensation arrangement.

LONG-TERM INCENTIVE PLANS AND OTHER MATTERS

The Company does not maintain a long-term incentive plan or pension plan (as defined in Item 402 of SEC Regulation S-K) for the Named Officers and has not repriced any options or SARs for any Named Officer during the last fiscal year.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with William F. Wright, the Chairman of the Board, and Kathleen M. Evans, President of the Company. Each such agreement has a term expiring on December 31, 2003 and is automatically extended each December 31 for one additional year unless either the Company or the executive delivers a notice of non-extension at least 90 days prior to the scheduled automatic renewal date. Each agreement provides for the payment of a base salary in each year during the term thereof and provides that the executive shall be eligible to receive a bonus based upon performance in an amount determined by the Compensation Committee of the Board. Should the Board elect to terminate the agreements upon such executive's disability or death, such executive or his or her personal representative shall be entitled to receive the executive's base salary for a period of six months following the termination. Should the Board elect to terminate the agreements for a reason other than serious misconduct (as defined in the agreements), such executive shall be entitled to receive a severance package equal to such executive's current base salary plus his or her previous year's bonus. Each executive will also be eligible to participate in the Company's 1994 Stock Option Plan and in other employee benefit plans maintained by the Company, including health and life insurance plans. Each agreement contains provisions under which the executive has agreed to maintain the confidentiality of information concerning the Company and its affairs and a covenant not to compete with the Company for a period of one year after such executive's employment with the Company terminates.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

EXECUTIVE OFFICER COMPENSATION. The Company's Compensation Committee (the "Committee") consists only of directors who are not officers or employees of the Company. The Committee endeavors to establish total compensation packages for each executive officer that fairly reflects the value of that executive officer's services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase Common Stock under the Company's 1994 Stock Option Plan. Mr. Wright's and Ms. Evans' base salaries are set forth in their employment agreements and are subject to annual increases as recommended by the Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Committee periodically compares base salaries paid to the Company's executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index (Standard & Poors 600 Food Distributors Index) used in the Performance Graph included in this Proxy Statement. In general, the Committee determined that the base salaries paid to the Company's executive officers fell within the median range of base salaries paid by such comparable companies.

The Committee has adopted an executive compensation plan which established performance goals and criteria relating to the amounts of cash bonuses paid
to its executive officers in future years.   Stock option awards will
continue to be determined on an annual basis. The bonus portion of Mr. Wright's, Ms. Evans' and Mr. Hinkefent's compensation is paid based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition to bonuses paid in accordance with the executive compensation plan, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Committee deems it to be appropriate.

The bonus portion of other executive officer's compensation is paid on a discretionary basis based upon the Committee's assessment of the executive's individual performance and the overall performance of the Company during the most recently completed fiscal year with respect to stockholder value, stock price, sales growth and net income. In general, it has been the Company's practice to award cash bonuses to the executive officers with respect to a particular fiscal year in amounts consistent with cash bonuses awarded in prior fiscal years as long as the Company achieves stock price, sales and net income levels specified in the Company's budget for such fiscal year.

Because ownership of the Company's Common Stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase Common Stock. Any grant of options to purchase Common Stock must be made with an exercise price no less than the closing sale price of the Common Stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Committee considering the same criteria used to award cash bonuses.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE. The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chairman and to the four most highly compensated executive officers other than the Chairman. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

COMPENSATION OF CHAIRMAN. Mr. Wright's base salary is set by his employment agreement and is subject to annual increases as recommended by the Committee. It is the view of the Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. Wright's base salary is reasonable and within the median range paid by such other companies. Based on the performance criteria set forth in the executive compensation plan, Mr. Wright was awarded a cash bonus equal to 10% of his base salary (or $40,000) for fiscal 2002. No stock option grants were awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

                                      William R. Hoppner
                                      J. Tony Howard

                                      11
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Prior to February 25, 1994, the Company was a subsidiary of AMCON Corporation, which owned 87.5% of the issued and outstanding shares of the Company's Common Stock. AMCON Corporation's principal asset is a subsidiary corporation that is engaged in the beer distribution business in eastern Nebraska. William F. Wright, Kathleen M. Evans, J. Tony Howard and Allen D. Petersen are officers, directors or stockholders of AMCON Corporation. AMCON Corporation engages in certain transactions with the Company, including the provision of offices and administrative services to the Company. The cost of the shared facilities are apportioned between them based upon their respective usages thereof and on terms no less favorable than would otherwise be available from unaffiliated parties. The Company was charged $60,000, $60,000, and $60,000 by AMCON Corporation during fiscal 2002, 2001, and 2000, respectively, as consideration for such services, which is included in the Company's selling, general and administrative expenses for those years.

The Company contracted with William R. Hoppner, one of its outside directors, for consulting services in connection with its retail health food operations during fiscal year 2002. The amount paid for consulting services during fiscal 2002 was $90,000, plus reimbursement of expenses. Mr. Hoppner is currently providing consulting services to the Company on a month-by-month basis and receives a fee of $7,500 per month.

Effective October 1, 2001, the president of the Company's former wholesale health food distribution business was terminated and the Company entered into a four-year consulting agreement with him at the rate of $104,000 per year. The total amount to be paid under the consulting agreement approximates the amount of the Company's obligation under its employment agreement with the former president. The amount paid for consulting services during fiscal 2002 was $104,000.

REPORT OF THE AUDIT COMMITTEE

THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The Audit Committee operates under a written charter and is comprised of Timothy R. Pestotnik, Allen D. Petersen and Stanley Mayer, each of whom was an independent director of the Company under the rules adopted by the American Stock Exchange (the "AMEX Rules") during fiscal 2002.

The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("D&T") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.
                                      12


The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 27, 2002 with management of the Company and with representatives of D&T. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with D&T also included the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees).

In addition, the Audit Committee reviewed the independence of D&T. We received disclosures and a letter from D&T regarding its independence as required by Independence Standard Board Standard No. 1 and discussed this information with D&T.

Based on the foregoing, the Audit Committee recommended to the full Board of Directors that the audited financial statements of the Company for the year ended September 27, 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                   Stanley Mayer
                                   Timothy R. Pestotnik
                                   Allen D. Petersen


COMPANY PERFORMANCE

THE GRAPH IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), AND THE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE 1934 ACT.

The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up the American Stock Exchange Composite Total Return Index and the Standard & Poors 600 Food Distributors Index on September 26, 1997 through September 27, 2002 (the end of the Company's fiscal 2002). The Company changed its comparative industry index from the S&P Distributors (Food and Health) 500 Index used in the prior year to the S&P 600 Food Distributors Index used this year. No comparative information is contained for the S&P Distributors (Food and Health) 500 Index because it was discontinued by Standard & Poor's.

                               [GRAPH OMITTED]


                                9/26/97   9/25/98   9/24/99   9/29/00   9/28/01   9/27/02
                                -------   -------   -------   -------   -------   -------
AMCON Distributing Company        100     188.46    240.38    165.54    136.00    161.23

American Stock Exchange
 Total Return Index               100      93.74    120.92    148.97    108.19    100.88

S&P 600 Food Distributors Index   100      67.23     57.26     75.06    142.18     94.47



                     RATIFICATION OF APPOINTMENT OF AUDITOR

Deloitte & Touche LLP ("D&T") has been appointed by the Board of Directors as auditors for the Company and its subsidiaries for fiscal 2003. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

On September 4, 2001, the Company's Board of Directors, upon recommendation from the Company's Audit Committee, approved a change in the Company's independent accountants for the fiscal year ended September 28, 2001 from PricewaterhouseCoopers LLP to D&T. The change was due to the closure of the PricewaterhouseCoopers offices in Omaha and Lincoln, Nebraska. The reports of PricewaterhouseCoopers for the fiscal years ended September 29, 2000 and September 24, 1999 contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 29, 2000 and September 24, 1999, and the interim period from September 30, 2000 through September 4, 2001, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. No reportable event as described in paragraph (a) (1) (v) of
Item 304 of Regulation S-K has occurred within the Company's fiscal years ended September 29, 2000 and September 24, 1999, or the period from September 30, 2000 through September 4, 2001.

The Company did not consult with D&T during the fiscal years ended September 29, 2000 and September 24, 1999, or during the interim period from September 30, 2000 through September 4, 2001, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304 (a) (1) (iv) and Regulation S-K Item 304 (a) (1) (v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, relating to which either a written report was provided to the Company or oral advice was provided that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

AUDIT FEES

D&T billed the Company a total $110,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 27, 2002 and to review the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during that year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

D&T did not perform any professional services for the Company during the fiscal year ended September 27, 2002, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source date underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid by the Company to D&T during fiscal 2002 for these types of services.

ALL OTHER FEES

D&T billed the Company $42,185 for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 27, 2002, including audit related services of $12,680 and non-audit services of $29,505. Audit related services generally include fees for the audits of the Company's employee benefit plans and fees incurred in connection with acquisitions and compliance with the Sarbanes-Oxley Act.
The Audit Committee has determined that the provision of non-audit services listed above by D&T does not adversely affect their independence in providing audit services.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2003.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

                    SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the Company's Bylaws, stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than February 17, 2003. Such proposals should set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Pursuant to the Company's Bylaws, nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by February 17, 2003. Only stockholders of record as of the Record Date are entitled to bring business before the Annual Meeting or make nominations for directors.

In order to be included in the Company's proxy statement relating to its next annual meeting (i.e. 2004), stockholder proposals must be submitted by October 13, 2003 to the Secretary of the Company at its home office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before December 31, 2002.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company's Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

The Company's Annual Report, including financial statements, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. However, such Annual Report is not to be considered part of this proxy solicitation material. IN ADDITION, ANY STOCKHOLDER WHO WISHES TO RECEIVE A COPY OF THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY WITHOUT CHARGE BY WRITING TO THE COMPANY. Requests should be directed to Mr. Michael D. James at the Company's principal executive office.

                                     By Order of the Board of Directors


                                     /s/ Michael D. James
                                     ----------------------------------
                                     Michael D. James, Secretary

Omaha, Nebraska
January 24, 2003

                             REVOCABLE PROXY
                        AMCON DISTRIBUTING COMPANY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMCON DISTRIBUTING COMPANY FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MARCH 13, 2003 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of AMCON Distributing Company (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at LaSalle Bank, 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603, on Thursday, March 13, 2003, at 10:00 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

   1.  ELECTION OF DIRECTORS.
       / / FOR the nominees listed below for the term to expire in 2006

           Kathleen M. Evans              Timothy R. Pestotnik

           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" and cross out such nominee's name.)

       / / WITHHOLD AUTHORITY to vote for all nominees listed above

    2. AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2003.

       / /  FOR            / /  AGAINST            / /  ABSTAIN

    3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof.
        Management is not aware of any other matters which should come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

               (continued and to be signed on the reverse hereof)

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for March 13, 2003, the Proxy Statement for the Annual Meeting and the Company's Annual Report for fiscal year 2002 prior to the signing of this proxy.

Dated:                      , 2003.
      ----------------------









                                      --------------------------------
                                      (Signature)



                                      --------------------------------
                                      (Signature if held jointly)

                                      Please sign exactly as name appears on
                                      this proxy.  When shares are held by
                                      joint tenants, both should sign.  When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give your full title.  If a
                                      corporation, please sign in full
                                      corporate name by authorized officer.
                                      If a partnership, please sign in
                                      partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.